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                                                                    Exhibit 23.4


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-23307) of Alarmguard Holdings, Inc. of our report dated February 11, 1997 relating to Mission West Properties appearing on page 8 of Mission West Properties' Annual Report on Form 10-K which is incorporated by reference in
Item 14 (a)(2)(iii) of the Triton Group Ltd. Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Diego, California
June 25, 1997